EXHIBIT 8


                           WEIL, GOTSHAL & MANGES LLP
       A Limited Liability Partnership Including Professional Corporations
                   767 Fifth Avenue   New York, NY  10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007


                                February 5, 1997





     The Bear Stearns Companies Inc.
     245 Park Avenue
     New York, NY  10167

     Ladies and Gentlemen:

               We have acted as counsel to The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Prospectus dated the date hereof (the "Prospectus") and of the Registration Statement on Form S-4, as amended to the date hereof, filed with the Commission (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to $200,000,000 aggregate principal amount of Fixed/Adjustable Rate Junior Subordinated Debentures (the "Debentures") of the Company and $200,000,000 aggregate liquidation amount of Fixed/Adjustable Rate Capital Securities (the "Capital Securities") of Bear Stearns Capital Trust I, a Delaware business trust (the "Trust") and (ii) the Exchange Offer of the Capital Securities specified in the Prospectus. All capitalized terms not otherwise defined herein shall have the same meaning ascribed thereto in the Prospectus.

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Trust Agreement, the forms of Capital Securities and Common Securities, the form of Indenture, the form of the Capital Securities Guarantee Agreement and the Common Securities Guarantee Agreement (collectively, the "Agreements"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction of such corporate records, agreements, documents and other instruments, and have


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     The Bear Stearns Companies Inc.
     February 5, 1997
     Page 2

     made such inquiries of such officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed (i) that the Capital Securities as executed and delivered by the requisite signatories thereto will conform in substance and form in all material respects to the respective forms thereof examined by us, (ii) timely compliance by all parties to the Agreements to the terms thereof (without waiver or amendment of any of the terms thereof) and (iii) that the Agreements constitute all the agreements, arrangements and understandings between the parties thereto with respect to the transactions contemplated therein and that the representations and warranties contained therein are true.

               The terms of the Agreements and the Capital Securities are incorporated herein by reference.

               Based on the foregoing, it is our opinion that the statements contained in the Prospectus, under the caption "Certain Federal Income Tax Consequences", insofar as such statements constitute matters of law or legal conclusions and except to the extent qualified therein, are correct in all material respects.

               The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. We express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus. This



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     The Bear Stearns Companies Inc.
     February 5, 1997
     Page 3

     opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed to, any other person, quoted or referred to.


                                        Very truly yours,

                                        WEIL GOTSHAL & MANGES LLP






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